As filed with the Securities and Exchange Commission on May 23, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ProAssurance Corporation

(Exact name of registrant as specified in its charter)

Delaware	63-1261433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Brookwood Place

Birmingham, Alabama 35209

(205) 877-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward L. Rand, Jr.

President and Chief Executive Officer

ProAssurance Corporation

100 Brookwood Place

Birmingham, Alabama 35209

(205) 877-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being registered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

PROSPECTUS

ProAssurance Corporation

Common Stock

Preferred Stock

Debt Securities

We may offer and sell, from time to time:

shares of our common stock;

shares of our preferred stock; and

our debt securities

We may not use this prospectus to sell securities unless accompanied by a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part.

This prospectus describes general terms that may apply to these securities. When we decide to sell a particular class or series of those securities, we will provide the specific terms of the securities in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus forms a part or in documents incorporated into this prospectus by reference. The terms of the securities will include the initial offering price, the aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations, and the underwriters, dealers and agents, if any, involved in the sale of the securities. We urge you to read carefully this prospectus, any prospectus supplement, and any documents incorporated by reference into this prospectus carefully before you invest.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “PRA”.

Investing in our securities involves risk. You should consider the “Risk Factors” described on page 1 herein and, if applicable, in risk factors described in any accompanying prospectus supplement, any prospectus contained in a post-effective amendment to the registration statement and in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2022.

i

ABOUT THIS PROSPECTUS

References in this prospectus to “ProAssurance,” “we,” “us” “our” and the “Company” refer to ProAssurance Corporation, an insurance holding company incorporated in the State of Delaware, and its subsidiaries, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using an “automatic shelf” registration process for “well-known seasoned issuers,” in accordance with General Instruction I.D. of Form S-3 Registration Statement. Under the automatic shelf process, we may sell from time to time, in one or more offerings, the common stock, preferred stock and/or debt securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement, or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part, which will contain, or will indicate where you can obtain specific information about the terms of the offering. The prospectus supplement, the prospectus contained in a post-effective amendment, and any documents incorporated by reference into this prospectus may also add to, update or change the information contained in this prospectus; and to the extent such information differs in any way from information set forth in this prospectus, you should rely on information set forth in the prospectus supplement, in the prospectus contained in a post-effective amendment, and in any documents incorporated by reference into this prospectus. You should read carefully this prospectus, any prospectus supplement, the prospectus contained in a post-effective amendment, and/or in any documents we incorporate by reference, together with additional information described below, under “Information Incorporated By Reference.”

You should read both this prospectus and any future prospectus supplement, together with the additional information described below under “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus, or a prospectus supplement, any related free writing prospectus used by us, or the prospectus contained in a post-effective amendment. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, and in any prospectus supplement or any prospectus contained in a post-effective amendment, as well as the information we file with the SEC and incorporated by reference herein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider such risks as well as updates to such risk factors, if any, included in our subsequent Quarterly Reports on Form 10-Q and the other information we incorporate by reference into this prospectus. Additional risk factors may be included in a prospectus supplement relating to an offering of a particular class or series of securities, or included in a prospectus contained in a post-effective amendment relating to such an offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus, in any prospectus supplement hereto, and in any documents incorporated by reference herein or therein, concerning our future results and performance and other matters not directly related to historical information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipates,” “believes,” “estimates,” “expects,” “hopes,” “hopeful,” “plans,” “intends,” “may,” “should,” “will” and similar expressions are intended, but are not the exclusive means, to identify these forward-looking statements. These forward-looking statements include among other things statements concerning: liquidity and capital requirements, investment valuation and performance, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under debt or other contractual obligations, payment of dividends, and other matters.

These forward-looking statements are based upon our estimates and anticipation of future events; however, there are numerous factors, risks and uncertainties that could cause actual results to differ materially from historical or expected results described in the forward-looking statements. These risks and uncertainties include, but are not limited to those referenced under the heading “Risk Factors” in this prospectus. Due to such risks and uncertainties, you are urged not to place undue reliance on forward-looking statements. Additional factors that could cause actual results to differ from those predicted will be discussed in the reports that we file with the SEC on Forms 10-K, 10-Q and 8-K, which are incorporated by reference herein and in prospectus supplements and other offering materials. All forward-looking statements included in this prospectus are based upon information available to us on the date hereof; and we undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROASSURANCE CORPORATION

We are a holding company for property and casualty insurance companies. Our vision is to be the best in the world at understanding and providing solutions for the risks our customers encounter as healers, innovators, employers, and professionals. Our wholly-owned insurance subsidiaries provide professional liability insurance for healthcare professionals and facilities, professional liability insurance for attorneys, liability insurance for medical technology and life sciences risks, and workers’ compensation insurance. We are also the majority capital provider for Lloyd’s of London Syndicate 1729, which writes a range of property and casualty insurance and reinsurance lines. We are also the sole (100%) capital provider to a special purpose arrangement, Syndicate 6131, which is only allowed to underwrite one quota share reinsurance contract with Syndicate 1729 and focuses on contingency and specialty property business. Through an integrated family of specialty companies, products and services, we will be a trusted partner enabling those we serve to focus on their vital work.

We were incorporated in Delaware in 2001 as the successor to Medical Assurance, Inc. in conjunction with its merger with Professionals Group, Inc. We have a history of growth through acquisitions, and we expect our long-term growth to come through controlled expansion of our existing operations and through the acquisition of other specialty insurance companies or books of business. Growth through acquisition is often opportunistic and cannot be predicted.

We seek to generate an attractive total return for our shareholders while focusing on our culture and people. The basic components of our strategy for achieving this objective are as follows:

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Pursue profitable underwriting opportunities. We emphasize profitability, not market share, and strive to achieve a consistent level of underwriting profit over the various economic and insurance cycles. Key elements of our approach are adhering to disciplined underwriting principles, including prudent risk selection, adequate pricing and product structure, as well as adjusting our business mix as necessary to effectively utilize capital and achieve long-term profit objectives.

•	Focus on culture and people. We strive to be the Employer of Choice by attracting, retaining and developing a diverse group of employees who embody our Mission, Vision and Values. We are committed to fostering an inclusive workplace in which variety of thought, creativity and innovation fuel employee engagement and ultimately increases shareholder return. See further discussion on our employees and culture within this section under the heading “Human Capital Resources.”

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Provide specialized healthcare-centric expertise and thought leadership to meet the evolving demands in the healthcare and medical technology markets. We provide traditional liability products and services to both markets. We also leverage our national geographic footprint, broad product spectrum, expertise and financial strength to provide innovative and customized products to meet the risk management needs of larger healthcare organizations or groups.

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Provide superior workers’ compensation products and services. We provide workers’ compensation products and services that focus on increasing an organization’s productivity while reducing costs. We do this by providing innovative programs and solutions that address the specific needs of our customers and return injured workers to wellness and the dignity of work.

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Provide superior customer service. Our mission statement, “We exist to Protect Others,” goes hand-in-hand with our corporate brand promise, “Treated Fairly.” Our goal is to deliver an exceptional service experience that is responsive and provides value to customers through a regional office business model. Our valued employees demonstrate our core values of integrity, leadership, relationships and enthusiasm every day and are focused on meeting the needs of our customers.

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Focus on operational excellence. We continuously endeavor to improve our competitive position through operational excellence and productivity gains through a well-designed organizational structure, data-driven efficiencies, business automation, innovative technology solutions, workflow enhancements and proactive expense management.

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Effectively manage capital. We carefully monitor use of our capital and consider various options for capital deployment, such as business expansion by our existing subsidiaries, opportunities that arise for mergers or acquisitions, share repurchases and payment of dividends.

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Manage claims effectively. Our industry leading claims professionals bring extensive industry and insurance experience, along with local jurisdictional knowledge to resolve claims in a cost effective manner.

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Emphasize risk management. We actively manage our enterprise risk by maintaining strong internal controls. We also emphasize the importance of risk management with our insureds and offer them training and risk reduction resources to mitigate loss exposures.

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Maintain a conservative investment strategy. We believe that we follow a conservative investment strategy designed to emphasize the preservation of our capital and provide adequate liquidity for the prompt payment of claims. Our investment portfolio consists primarily of investment-grade, fixed-maturity securities of short-to medium-term duration.

•	Maintain financial stability. We are committed to maintaining financial strength and adequate capital.

Our executive offices are located at 100 Brookwood Place, Birmingham, Alabama 35209; and our telephone number is (205) 877-4400. Our stock trades on the NYSE under the symbol “PRA.” Our website is www.ProAssurance.com, and we maintain a dedicated Investor Relations section on our website (Investor.ProAssurance.com) to provide specialized resources for investors and others seeking to learn more about us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, without limitation, the following purposes:

•	contribute capital to insurance subsidiaries;

•	provide working capital;

•	make acquisitions;

•	purchase equity or fixed income investments;

•	repay or refinance debt or other corporate obligations; or

•	repurchase and redeem outstanding securities.

Pending any specific application, we may initially invest funds in interest-bearing short term or investment grade securities.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of March 31, 2022, there were issued and outstanding 63,371,520 shares of our common stock, of which we held 9,325,180 shares as treasury shares. There are no outstanding shares of our preferred stock.

The following is a summary description of our capital stock.

Common Stock

Holders of record of common stock are entitled to one vote per share on all matters upon which stockholders have the right to vote. The rights attached to the shares of common stock do not provide for cumulative voting rights or preemptive rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all our directors eligible for election each year. All issued and outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors out of funds legally available for that purpose. Upon dissolution, holders of our common stock are entitled to share pro rata in the assets of our company remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our board of directors may, from time to time, issue up to an aggregate 50,000,000 shares of preferred stock in one or more series without stockholder approval. The board of directors can fix the designation powers, rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions, including, but not limited to:

•	dividend rights and preferences over dividends on our common stock;

•	conversion rights or exchange rights, if any;

•	voting rights, if any (in addition to those provided by law);

•	redemption rights, if any, and any sinking fund provision made for that purpose; and

•	rights on liquidation, including preferences over the common stock.

Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. No shares of preferred stock are currently outstanding. We have no present plans to issue any shares of preferred stock.

The authorization of undesignated preferred stock in our charter makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company and that may have the effect of deterring hostile takeovers or delaying changes in control or management of us. While we believe it is advisable to continue to have the ability to issue preferred stock on terms and conditions established by the board of directors, our Corporate Governance Principles, as adopted by our board, include the following provision with respect to the issuance of preferred stock:

Subject to its fiduciary duties, the Board of Directors will not, without prior stockholder approval, issue any series of preferred stock for any defense or anti-takeover purpose, for the purpose of implementing any stockholder rights plan, or with features intended to make any attempted acquisition of the Company more difficult or costly. Within the limits described above, the Board of Directors may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that have the effect of making the acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock for such purposes.

Delaware Anti-Takeover Statute

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the Delaware General Corporation Law, we may not engage in a business combination with any interested stockholder for three years following the time that stockholder became an interested stockholder, unless:

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the business combination or transaction in which the stockholder became an interested stockholder is approved by our board of directors prior to the time the interested stockholder attained that status;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in certain instances; or

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at or after the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

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is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original charter contains a provision expressly electing not to be governed by Section 203; or

•	the corporation, by the action of stockholders holding a majority of the outstanding voting stock, adopts an amendment to its charter or by-laws electing not to be governed by Section 203.

We have not opted out of Section 203. Under certain circumstances, Section 203 could make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock, and may reduce the price at which the common stock may be sold.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, the certificates of incorporation and bylaws of our companies provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

Insurance Regulations Concerning Change of Control

State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We control and operate property and casualty insurance companies domiciled in Alabama, the District of Columbia, Illinois, Michigan, Pennsylvania and Vermont. Under the insurance laws in these states, “control” is presumed to exist through the ownership of 10% of more of the voting securities of an insurance company or any company that controls the insurance company, except in Alabama the percentage of ownership is 5% of the voting securities. Any purchase of our shares that would result in the purchaser owning more than the threshold percentage of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement or in a prospectus contained in a post-effective amendment, or documents that are incorporated by reference into this prospectus. In addition, the prospectus supplement will show a ratio of earnings to fixed charges in accordance with SEC requirements.

The debt securities will be governed by a document called an “indenture” in accordance with the requirements of the Trust Indenture Act of 1939. An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to one or more indentures. When we refer to the “applicable indenture” or “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us.

We executed an indenture on November 21, 2013, between us and Wilmington Trust Company (“Wilmington Trust”), as trustee. We issued $250 million of unsecured 5.30% Senior Notes due 2023 pursuant to the first supplement to this indenture also dated November 21, 2013. The debt securities to be registered under the registration statement of which this prospectus is a part will be issued pursuant to one or more additional supplements to this indenture. The first supplemental indenture will not relate to the debt securities to be offered under this prospectus. References to the “indenture” or “applicable indenture” in this prospectus will not include a reference to the first supplement to the indenture.

We have summarized certain terms and provisions of the indenture herein. This summary is not complete. If we refer to particular provisions of the indenture, the provisions, including definitions of certain terms, are incorporated by reference as part of this summary. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference. The particular terms of the offered debt securities and the extent to which the indenture and the general provisions described below may apply to the offered debt securities will be described in a prospectus supplement.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Unless otherwise indicated in the prospectus supplement, our debt securities will be unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness.

We are a holding company and will primarily depend on the receipt of dividends from our insurance company subsidiaries to meet our obligations under the debt securities and our other outstanding obligations. Because the creditors of our subsidiaries, and our insurance subsidiaries’ policyholders, generally would have a right to receive payment which is superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries’ assets is necessarily subject to the claims of the subsidiaries’ creditors, including their policyholders, and may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities, including the CUSIP number;

•	any limit on the aggregate principal amount of debt securities that may be authenticated and delivered;

•	the date or dates, or how the date or dates will be determined or extended, when the principal amount of the debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the date or dates from which any interest will accrue or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments, or the method by which such record dates shall be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places for payment, transfer, conversion and/or exchange of the debt securities;

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whether the debt securities are redeemable at our option and, if so, the period or periods within which, the price or prices at which and other terms and conditions upon which the debt securities may be redeemed;

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whether there are any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities and, if so, the period or periods within which or the date or dates on which the price or prices at which, and other terms and conditions upon which the debt securities shall be redeemed, repaid or purchased;

•	the denomination or denominations in which the debt securities will be issued if other than $1,000 and any integral multiple thereof;

•	the identity of each initial security registrar and/or paying agent, if other than the trustee;

•

the portion of the principal amount of debt securities that will be payable upon declaration of acceleration of the maturity thereof, or the method by which such portion will be determined, if other than the principal amount thereof;

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whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or covenants of the Company with respect to the debt securities, whether or not such events of default or covenants are consistent with those set forth in the indenture;

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the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities, and whether we will have the option of issuing debt securities in “certificated” form;

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whether any debt securities are to be issuable initially in temporary global form and whether any debt securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities in “certificated” form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and the identity of the depository for such debt securities;

•	the date as of which any temporary global security representing debt securities shall be dated if other than the date of original issuance;

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the person to whom any interest on the debt securities shall be payable, if other than the person in whose name such debt security is registered at the close of business on the regular record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if other than in the manner provided in the indenture;

•	the applicability of the provisions of the applicable indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

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if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

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whether, and under what circumstances the Company will pay additional amounts as contemplated by the indenture on the debt securities to any holder who is not a “United States person” (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	if the debt securities may be converted into or exercised or exchanged for our common stock, preferred stock or any other of our securities or any securities of any other person, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock, preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

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whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale; and

•	any other terms specific to the series of debt securities offered (which terms shall not be inconsistent with the provisions of the indenture or the requirements of the Trust Indenture Act of 1939).

Unless we indicate differently in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue additional debt, or in the event that we are acquired by another entity.

Redemption

If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or the method of calculating the same);

•	the conversion or exchange period (or the method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

We will issue the debt securities in registered form, either in book-entry form only or in “certificated” form, and unless indicated differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and amounts that are of $1,000 thereafter. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-

entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. The applicable prospectus supplement may list situations for terminating a global security that would apply to the particular series of debt securities. The depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. Investors who hold debt securities in book entry form or in street name will be indirect holders, and not holders, of the debt securities.

Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Notwithstanding the above, when we refer to “you” or “your” in the description of debt securities that may be offered pursuant to this prospectus, we are referring to investors who invest in the debt securities offered, whether they are the legal holders or only indirect holders of the debt securities. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we encourage you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

•

if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

The applicable prospectus supplement for a particular series of debt securities may list situations for terminating a global security that would apply only to such series of debt securities. If a global security were terminated, only the depositary, and not us or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000 thereafter.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be fifteen days in advance of the interest due date.

Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Form and Denomination of Debt Securities” above.

We will make interest payments on debt securities held in certificated form on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date, by mailing a check or transferring immediately available funds to an account maintained by the payee inside the United States. Unless otherwise specified in the applicable prospectus supplement, we will make all payments of principal and premium, if any, on the certificated securities by payment of immediately available funds deposited at the office of the trustee specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security.

If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•	We do not pay the principal of, or any premium on, the debt security on its due date.

•	We do not pay interest on the debt security within 5 days of its due date.

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

•

We remain in breach of a covenant with respect to the debt securities for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

If an Event of Default, other than an event of default resulting from bankruptcy, insolvency or reorganization, has occurred and has not been cured within the applicable time period, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series if all past due amounts are paid to the trustee and all other events of default are cured or waived.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

The trustee is required to provide the holders notice of an Event of Default within 90 days after its occurrence. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal (or premium, if any) or interest or in the payment of any sinking of purchase fund installment, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided pursuant to the applicable indenture, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the Event of Default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, including any request of the trustee to take action in connection with an Event of Default with respect to their debt securities.

With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•

in the event that we consolidate or merge out of existence or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our assets, the resulting entity or the entity to whom such assets are sold, assigned, transferred, conveyed or leased must agree to be legally responsible for the debt securities;

•

the merger or consolidation or the sale, assignment, transfer, conveyance, lease or other disposal of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Limitation on Liens on Stock of Significant Subsidiaries

Unless otherwise specified in the applicable prospectus supplement, we may not, nor may we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.

The term “‘significant subsidiary” means any present or future consolidated subsidiary that meets any of the conditions set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the tests used therein).

The term “‘lien” means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance of any nature whatsoever.

The term “‘indebtedness” means, with respect to any person:

•

the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capital lease obligations of such person;

•

all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•

all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

•

all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise,

•	all obligations of the type referred to above of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person); and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above.

Modification or Waiver

There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval. There are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

•	change the stated maturity of the principal of (or premium, if any, on), or interest on, your debt securities;

•	change any obligation to pay any additional amounts on your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•

make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

•	change the place of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

•

reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

•

modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

Changes Not Requiring Your Approval. There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval. Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•

If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•

Waiver of our compliance with certain provisions of an indenture for any series of debt securities must be approved by the holders of a majority in principal amount of the outstanding debt securities of such series, in accordance with the terms of such indenture.

In each case, the required approval must be given in writing.

Acts by Holders

Debt securities will not be considered outstanding, and therefore the Holders of such debt securities will not be eligible to take action under the indenture, if we have deposited or set aside in trust money for their payment in full or their redemption. Holders of debt securities will also not be eligible to take action under the indenture if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “—Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled take action under the indenture. If we set a record date for action to be taken by holders of one or more series of debt securities, such action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an applicable indenture or of their debt securities.

Defeasance

If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•

to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

Subject to the provisions of the applicable indenture, in order to accomplish covenant or full defeasance with respect to the debt securities offered:

•

We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•

No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•

We must deliver to the trustee of such debt securities a legal opinion of our counsel-to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such defeasance and that such defeasance will not cause you to be taxed on your debt securities any differently than if such defeasance had not occurred and we had just repaid your debt securities ourselves at maturity and, in the case of full defeasance, stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law to such effect.

•

We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•	We must comply with any additional terms of, conditions to or limitations to covenant or full defeasance, as set forth in the applicable indenture.

•

We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant or full defeasance, as set forth in the applicable indenture, had been complied with.

Information Concerning the Trustee

The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest the trustee must either resign or eliminate that conflict upon the occurrence of an event of default under the indenture.

Wilmington Trust Company will be the trustee under the indenture. In the ordinary course of business we may borrow from and maintain banking relationships with Wilmington Trust Company and its affiliates. The trust offices of Wilmington Trust Company are located at 1100 North Market Street, Wilmington, Delaware 19890.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference,” into this prospectus, certain information that we file with the SEC, which means that we can and we are disclosing to you important information by referring you to various documents that we have filed separately with the SEC. Information that we incorporate by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, in any prospectus supplement or prospectus contained in a post-effective amendment or superseded by information in subsequent reports filed with the SEC. This prospectus incorporates by reference the documents set forth below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 22, 2022.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 9, 2022.

•	Our Definitive Proxy Statement on Schedule 14A, filed April April 11, 2022.

•	Our Current Report on Form 8-K, filed May 9, 2022.

•	Our Current Report on Form 8-K, filed April 11, 2022.

•	Our Current Report on Form 8-K, filed March 2, 2022.

•	Our Current Report on Form 8-K filed February 25, 2022.

•	Our Current Report on Form 8-K filed February 22, 2022.

•

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering (to the extent such items are “filed” with the SEC and not “furnished”).

Upon request, we will provide to each person, including a beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but have not delivered to investors. To receive a free copy of those documents, other than exhibits (unless they are specifically incorporated by reference in those documents), call or write to:

Jason Gingerich

VP of Investor Relations

ProAssurance Corporation

100 Brookwood Place

Birmingham, Alabama 35209

Tel: (205) 877-4400

E-mail: jasongingerich@proassurance.com

For information on how to access this information incorporated by reference, see the following section of this prospectus entitled, “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not include all of the information contained in the registration statement that we filed. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are necessarily summaries of such documents and incomplete. In each instance, reference is made to the registration statement and to each of the agreements and other documents filed as an exhibit or schedule thereto, and to the documents and schedules filed therein or incorporated by reference as a part thereof. Each statement in this prospectus regarding a contract or other document is qualified in its entirety by reference to the actual document. In addition, we are subject to the information and reporting requirements of the Exchange Act, pursuant to which we file annual, quarterly, current and other reports, proxy statements, and other information with the SEC. For additional information and a better understanding of ProAssurance, our business, our securities, and the offering to which this prospectus relates, we refer you to our registration statement on Form S-3, and to each of the exhibits and schedules filed with the registration statement, and to the documents incorporated by reference into this prospectus. Our registration statement and these other documents may be obtained from a couple of sources, described below.

You may read and copy our registration statement, and other information about us, at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Additionally, the SEC maintains an Internet website that contains our registration statement, our financial and other reports that we file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

Our common shares are listed on the New York Stock Exchange under the symbol “PRA.” You can read our registration statements, reports, proxy statements and other information about us and this offering at The New York Stock Exchange, located at 20 Broad Street, New York, NY 10005. In addition, current information regarding ProAssurance, including copies of our recent SEC reports, is also available on the Company’s website at ProAssurance.com.

Information on of our website is not incorporated by reference in, or otherwise made a part of, this prospectus.

LEGAL MATTERS

Unless otherwise stated in a prospectus supplement or in a Current Report on Form 8-K of the registrant and incorporated herein by reference, certain legal matters regarding the common stock, preferred stock and debt securities of ProAssurance Corporation will be passed upon for us by Burr & Forman LLP. As of May 23rd, 2022, partners of Burr & Forman LLP owned less than 1% of the outstanding shares of common stock of the Company on that date. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement, or in a Current Report on Form 8-K of the registrant and incorporated herein by reference, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of ProAssurance Corporation appearing in ProAssurance Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (including the schedules appearing therein), and the effectiveness of ProAssurance Corporation’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	*
Listing fees	**
Blue sky fees and expenses	**
Printing fees and expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee’s fees and expenses	**
Rating agency fees	**
Transfer agent and registrar fees	**
Miscellaneous	**

Total	**

*	To be deferred under Rule 456(b) and calculated in connection with the offering of securities under this registration statement under Rule 457(r).
**

Because an indeterminate aggregate initial offering price and amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers

As permitted by Delaware law, the Registrant’s certificate of incorporation provides that the directors of the Registrant will not be held personally liable for a breach of fiduciary duty as a director, except that a director may be liable for (i) a breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts made in bad faith or which involve intentional misconduct or a knowing violation of the law, (iii) illegal payment of dividends under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s certificate of incorporation further provides that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

The by-laws of the Registrant provide that the Registrant will indemnify any person involved in litigation brought by a third party or by or in the right of the Registrant by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity. The Registrant will only indemnify such a person if that person acted in good faith and in a manner he or she reasonably believed to be lawful and in the best interests of the Registrant, except that the person will not be entitled to indemnification in an action in which he or she is found to be liable to the corporation unless the Delaware Court of Chancery deems indemnification under these circumstances proper.

The Registrant maintains in effect directors’ and officers’ liability insurance which provides coverage against certain liabilities. The Registrant has entered into indemnification agreements with each of its directors and executive officers which requires the Registrant to use reasonable efforts to maintain such insurance during the term of the agreement so long as the Board of Directors in the exercise of its business judgment determines that the cost is not excessive and is reasonably related to the amount of coverage and that the coverage provides a reasonable benefit for such cost. The indemnification agreements require the Registrant to indemnify the executive officers and directors to the fullest extent permitted under Delaware law to the extent not covered by liability insurance, including advances of expenses in the defense of claims against the executive officer or director while acting in such capacity. It is a condition to such indemnification that the indemnitee acted in good faith and in a manner that he or she believed to be in or not opposed to the interest of the Registrant or its stockholders, and with respect to a criminal action had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not available from the Registrant:

•	in respect to remuneration that is determined to be in violation of law;

•

on account of any liability arising from a suit for an accounting of profits for the purchase and sale of Registrant’s common stock pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended;

•	on account of conduct that is determined to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

•	if indemnification is prohibited by the applicable laws of the State of Delaware;

•

if the indemnitee is found to be liable to the Registrant or its subsidiaries unless the Delaware Court of Chancery determines that the indemnitee is fairly and reasonably entitled to indemnification for expenses that the court deems proper; or

•	if a court should determine that such indemnification is not lawful.

The indemnification agreement requires the indemnitee to reimburse the Registrant for all reasonable expenses incurred or advanced in defending any criminal or civil suit or proceedings against the indemnitee if the Registrant determines that indemnity is not available.

Item 16.	Exhibits

Exhibit Number	Description of Documents

1.1*	Form of Underwriting Agreement for Common Stock and/or Preferred Stock

1.2*	Form of Underwriting Agreement for Debt Securities

4.1	Indenture between ProAssurance Corporation and Wilmington Trust Company, as Trustee, dated November 21, 2013

5.1	Opinion of Burr & Forman LLP

12.1*	Computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Burr & Forman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page of this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(a), (1)(b) and 1(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for Common Stock and/or Preferred Stock

1.2*	Form of Underwriting Agreement for Debt Securities

4.1	Indenture between ProAssurance Corporation and Wilmington Trust Company, as Trustee, dated November 21, 2013, which was filed as an exhibit to registrant’s Current Report on Form 8-K filed with the SEC on November 21, 2013 and incorporated herein by this reference.

5.1	Opinion of Burr & Forman LLP

12.1*	Computation of ratio of earnings to fixed charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Burr & Forman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page of this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1

107	FILING FEE TABLE

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant and incorporated herein by reference.

Index 1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 23rd day of May, 2022.

PROASSURANCE CORPORATION

By:	/s/ Edward L. Rand, Jr.
Edward L. Rand, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey P. Lisenby and Dana S. Hendricks, jointly and severally, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done and hereby ratifying and confirming all that each of said attorneys-in-fact or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Edward L. Rand, Jr. Edward L. Rand, Jr.	President and Chief Executive Officer (Principal Executive Officer)	May 23, 2022

/s/ Dana S. Hendricks Dana S. Hendricks	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 23, 2022

/s/ Samuel A. DiPiazza, Jr. Samuel A. DiPiazza, Jr.	Director	May 23, 2022

/s/ Ziad R. Haydar Ziad R. Haydar	Director	May 23, 2022

/s/ Scott C. Syphax Scott C. Syphax	Director	May 23, 2022

/s/ M. James Gorrie M. James Gorrie	Director	May 23, 2022

/s/ Bruce D. Angiolillo Bruce D. Angiolillo	Director	May 23, 2022

/s/ Maye Head Frei Maye Head Frei	Director	May 23, 2022

/s/ Frank A. Spinosa Frank A. Spinosa	Director	May 23, 2022

/s/ Thomas A. S. Wilson, Jr. Thomas A. S. Wilson, Jr.	Director	May 23, 2022

/s/ Kedrick D. Adkins, Jr. Kedrick D. Adkins, Jr.	Director	May 23, 2022

/s/ Katisha T. Vance Katisha T. Vance	Director	May 23, 2022

/s/ Fabiola Cobarrubias Fabiola Cobarrubias	Director	May 23, 2022